UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2014

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01.	Other Events

On July 1, 2014, POZEN Inc., a Delaware corporation (POZEN), issued a press release to report the resubmission of its New Drug Application for PA32540 and PA8140 to the U.S. Food and Drug Administration (FDA).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN INC.

By:	/s/ William L. Hodges
Name:	William L. Hodges
Title:	Chief Financial Officer

Date: July 1, 2014

FOR FURTHER INFORMATION:

Bill Hodges	Stephanie Bonestell
Chief Financial Officer	Manager, Investor Relations & Public Relations
(919) 913-1030	(919) 913-1030

POZEN RESUBMITS PA8140/PA32540 NDA

Expects FDA Decision Regarding New PDUFA Date by Mid-July

Chapel Hill, N.C., July 1, 2014 — POZEN Inc. (NASDAQ: POZN), a pharmaceutical company committed to transforming medicine that transforms lives, announced today that it has resubmitted the New Drug Application (NDA) for PA8140/PA32540 to the U.S. Food and Drug Administration (FDA). In accordance with the regulations, FDA is expected to notify POZEN within 14 days of receipt of the NDA whether or not the submission will be accepted, and if accepted, what the new PDUFA date will be. The FDA will determine whether a two month or six month review is necessary. Issues raised during an audit of the manufacturing facility producing an active ingredient used in the manufacture of the products were the only deficiencies noted in the Complete Response Letter (CRL) POZEN received on April 25, 2014. Final agreement on the draft product labeling is also pending.

“Our API supplier has been working to respond to the observations contained in the FDA inspector’s report. We recently completed our own onsite audit, and we understand that the supplier has now submitted a supplement to its May 9, 2014 initial response to the FDA,” said John Plachetka, chairman, president and CEO. “Based upon the available information, we believe there are actions in place that address the deficiencies noted by FDA.”

About POZEN

POZEN Inc. is a small pharmaceutical company that specializes in developing novel therapeutics for unmet medical needs and licensing those products to other pharmaceutical companies for commercialization. By utilizing a unique in-source model and focusing on integrated therapies, POZEN has successfully developed and obtained FDA approval of two self-invented products. Funded by these milestones/royalty streams, POZEN has created a portfolio of cost-effective, evidence-based integrated aspirin therapies designed to enable the full power of aspirin by reducing its GI damage.

POZEN is currently seeking strategic partners to help maximize the opportunities for its portfolio assets.

The Company’s common stock is traded under the symbol “POZN” on The NASDAQ Global Market. For more detailed company information, including copies of this and other press releases, please visit www.pozen.com.

About PA

POZEN has created a portfolio of investigational integrated aspirin therapies - the PA product platform. The products in the PA portfolio are being developed with the goal of significantly reducing GI ulcers and other GI complications compared to taking enteric-coated or plain aspirin alone.

The first candidates are PA8140, containing 81 mg of aspirin, and PA32540, containing 325 mg of aspirin. Both products are a coordinated-delivery tablet combining immediate-release omeprazole (40 mg), a proton pump inhibitor, layered around a pH-sensitive coating of an aspirin core. This novel, patented product is intended for oral administration once a day and an indication is being sought for use for the secondary prevention of cardiovascular disease in patients at risk for aspirin-induced gastric ulcers.

Proposed PA Indications and Usage (Pending FDA Review and Approval)

PA8140/PA32540 Tablets contain 81 mg or 325 mg delayed release aspirin and 40 mg immediate-release omeprazole and are indicated for patients who require aspirin (1) to reduce the combined risk of death and nonfatal stroke in patients who have had ischemic stroke or transient ischemia of the brain due to fibrin platelet emboli, (2) to reduce the combined risk of death and nonfatal MI in patients with a previous MI or unstable angina pectoris, (3) to reduce the combined risk of MI and sudden death in patients with chronic stable angina pectoris, (4) in patients who have undergone revascularization procedures (CABG, PTCA) when there is a pre-existing condition for which aspirin is already indicated, and to decrease the risk of developing gastric ulcers in patients at risk for developing aspirin-associated gastric ulcers.

Controlled studies with PA8140/PA32540 Tablets do not extend beyond 6 months.

Forward-Looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results, our ability to return value to our stockholders, including any cash distributions, and our future prospects could differ materially from those contained in the forward-looking statements, which are based on current market data and research (including third party and POZEN sponsored market studies and reports), management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our inability to further license our PA product candidates on terms and timing acceptable to us, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval of our product candidates, including as a result of the need to conduct additional studies or due to issues with third-party manufacturers, or the failure to obtain such approval of our product candidates for all expected indications, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of our product candidates; uncertainties in clinical trial results or the timing of such trials, resulting in, among other things, an extension in the period over which we recognize deferred revenue or our failure to achieve milestones that would have provided us with revenue; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including our dependence on AstraZeneca and Horizon for the sales and marketing of VIMOVO®, our dependence on Sanofi US for the sales and marketing of PA8140/PA32540 in the United States, if approved, and our dependence on Patheon for the manufacture of PA8140/PA32540; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events, including those discussed herein and in our Quarterly Report on Form 10-Q for the period ended March 31, 2014. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

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